UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K A/1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 23, 2002

NTS-PROPERTIES VI, LTD.
A Maryland Limited Partnership
(Exact name of registrant as specified in its charter)

MARYLAND
(State or other jurisdiction incorporation)

0-14695	61-1066060

(Commission File Number)	(I.R.S. Employer Identification No.)

10172 Linn Station Road, Louisville, Kentucky 40223
(Address of principal executive offices)

Registrant's telephone number, including area code:(502) 426-4800

Item 4 - Changes in Registrant's Certifying Accountant

     (a) The General Partner of NTS-Properties VI, Ltd. annually considers the selection of the registrant's independent public accountants. On May 23, 2002 the General Partner decided to no longer engage Arthur Andersen LLP ("Andersen") as the registrant's independent public accountants and engaged Ernst & Young LLP to serve as the registrant's independent public accountants for 2002.

     (b) Andersen's reports on NTS-Properties VI's consolidated financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Andersen's report on NTS- Properties VI's financial statements for 2001 was issued on March 29, 2002, containing an unqualified opinion in conjunction with the publication of NTS-Properties VI's Annual Report to Shareholders and the filing of NTS-Properties VI's Annual Report on Form 10-K.

     (c) During NTS-Properties VI's two most recent fiscal years and through the date of this Form 8-K, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on NTS-Properties VI's consolidated financial statements for such years, and there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

     (d) NTS-Properties VI provided Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Andersen's letter, dated June 12, 2002, stating its agreement with such statements.

     (e) During NTS-Properties VI's two most recent fiscal years and through the date of this Form 8-K, NTS-Properties VI did not consult Ernst & Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on NTS-Properties VI's consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7 - Financial Statements and Exhibits

c)     Exhibits. The following exhibits are filed with this document.

Exhibit
Number	Description

16	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated June 12, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NTS-PROPERTIES VI, LTD. A Maryland Limited Partnership

By:	NTS-Properties Associates VI,
General Partner
By: NTS Capital Corporation,
General Partner

/s/ Gregory A. Wells

Gregory A. Wells
Senior Vice President and
Chief Financial Officer of
NTS Capital Corporation

Date: June 12, 2002